NEWS FROM:		Exhibit 99.1

GRIFFIN INDUSTRIAL REALTY, INC.	CONTACT:
Anthony Galici
Chief Financial Officer
(860) 286-1307

GRIFFIN ANNOUNCES FISCAL 2019 SECOND QUARTER LEASING

NEW YORK, NEW YORK (June 6, 2019) Griffin Industrial Realty, Inc. (Nasdaq: GRIF) (“Griffin”) announced that in the three months ended May 31, 2019 (the “2019 second quarter”) a tenant that leased approximately 34,000 square feet in Griffin’s two multi-story office buildings in Griffin Center in Windsor, Connecticut under leases scheduled to expire on July 31, 2019 relocated into approximately 25,000 square feet in one of those Griffin Center office buildings under a new six year lease. This tenant relocation resulted in a net reduction of approximately 9,000 square feet of office/flex space under lease. Also in the 2019 second quarter, an approximately 23,000 square foot lease in one of Griffin’s Connecticut industrial/warehouse buildings expired and was not renewed.

As of May 31, 2019, Griffin’s twenty-five industrial/warehouse buildings aggregating approximately 3,645,000 square feet (89% of Griffin’s total real estate portfolio) were 94% leased. Most of the industrial/warehouse vacancy reflects 6975 Ambassador Drive (“6975 Ambassador”), an approximately 134,000 square foot building in the Lehigh Valley of Pennsylvania that was built on speculation and completed in the fiscal 2018 fourth quarter that is not yet leased. Griffin’s twelve office/flex buildings aggregating approximately 433,000 square feet were 72% leased as of May 31, 2019. Griffin’s total real estate portfolio of approximately 4,078,000 square feet was 92% leased as of May 31, 2019 (95% leased excluding 6975 Ambassador).